Exhibit (j)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our reports dated October 22, 2015, relating to the financial statements and financial highlights which appear in the August 31, 2015 Annual Reports to Shareholders of iShares Currency Hedged MSCI Australia ETF, iShares Currency Hedged MSCI Canada ETF, iShares Currency Hedged MSCI Eurozone ETF, iShares Currency Hedged MSCI Germany ETF, iShares Currency Hedged MSCI Italy ETF, iShares Currency Hedged MSCI Japan ETF, iShares Currency Hedged MSCI Mexico ETF, iShares Currency Hedged MSCI South Korea ETF, iShares Currency Hedged MSCI Spain ETF, iShares Currency Hedged MSCI Switzerland ETF, iShares Currency Hedged MSCI United Kingdom ETF, iShares MSCI All Peru Capped ETF, iShares MSCI Brazil Small-Cap ETF, iShares MSCI China ETF, iShares MSCI China Small-Cap ETF, iShares MSCI Denmark Capped ETF, iShares MSCI Emerging Markets Latin America ETF, iShares MSCI Finland Capped ETF, iShares MSCI Germany Small-Cap ETF, iShares MSCI India ETF, iShares MSCI India Small-Cap ETF, iShares MSCI Indonesia ETF, iShares MSCI Ireland Capped ETF, iShares MSCI New Zealand Capped ETF, iShares MSCI Norway Capped ETF, iShares MSCI Philippines ETF, iShares MSCI Poland Capped ETF, iShares MSCI Qatar Capped ETF, iShares MSCI UAE Capped ETF, iShares MSCI United Kingdom ETF and iShares MSCI United Kingdom Small-Cap ETF, which are also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings “Financial Highlights”, “Independent Registered Public Accounting Firm” and “Financial Statements” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP

San Francisco, California

December 22, 2015